EXHIBIT 23.02

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Randolph Bank & Trust Company

We consent to the use of our report dated April 25, 2007, on the financial statements included in the 2006 Annual Report on Form 10-KSB of Randolph Bank & Trust Company, as included herein, and to the reference to our firm under the heading “Experts” in Bank of the Carolinas Corporation’s Joint Proxy Statement and Prospectus included in its Registration Statement on Form S-4.

/s/ Dixon Hughes PLLC

Raleigh, North Carolina

June 28, 2007